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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

       Name of Subsidiary                   Jurisdiction of Incorporation
       ------------------                   -----------------------------
       OPTi Communications Group, Inc.                California
       OPTi International Co. Limited                  Barbados
       MediaChips, Inc.                               California
       OPTi Japan Kabushiki Kaisha                      Japan